POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints John Borkholder the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on

the undersigned's behalf, and submit to the U.S. Securities

and Exchange Commission (the "SEC") a Form ID, including

amendments thereto, and any other documents necessary

or appropriate to obtain codes and passwords enabling

the undersigned to make electronic filings with the

SEC of reports required by Section 16(a) of the Securities

Exchange Act of 1934, as amended (the "Exchange Act")

or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in

the undersigned's capacity as an officer and/or director

of Maxygen, Inc. (the "Company"), Forms 3, 4, and 5 in

accordance with Section 16(a) of the Exchange Act and

the rules thereunder;

(3) do and perform any and all acts for and on behalf

of the undersigned that may be necessary or desirable to

complete and execute any such Form 3, 4, or 5, complete

and execute any amendment or amendments thereto, and timely

file such form with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in

connection with the foregoing that, in the opinion of such

attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being

understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with

Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.  The undersigned hereby revokes any power of attorney or authorization heretofore made in this regard.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 17th day of September 2009.

/s/ Kenneth B. Lee, Jr.

_______________________________

Kenneth B. Lee, Jr.